SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 28, 2013

First Connecticut Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	333-171913	45-1496206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Farm Glen Boulevard, Farmington, Connecticut 06032
(860) 676-4600
(Address and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

EQUITY RETENTION POLICY

On January 28, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of First Connecticut Bancorp, Inc. approved a Stock Retention Policy for Directors and Officers.  Pursuant to the Retention Policy, the Company’s Directors must retain ownership of Company stock equal to 3 times their annual retainer fee and will have 5 years to satisfy the requirement.  The Company’s CEO must retain ownership of Company stock equal to 2 times his base salary and the Company’s Named Executive Officers must retain ownership of Company stock equal to 1 times base salary.  The Named Executive Officers and CEO will also have 5 years to satisfy the requirement.  All shares over which the individual has voting control will be used in determining the number of shares retained.

All parties are in compliance with the policy as of the filing date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CONNECTICUT BANCORP, INC.
Registrant

February 1, 2013	By: /s/ John J. Patrick, Jr.
John J. Patrick, Jr.
Chairman, President and
and Chief Executive Officer